Exhibit 99.1

GL Brands (Formerly Freedom Leaf) (OTC: FRLF) Announces Distribution Agreement with Imperial Distributors

GL Brands (Formerly Freedom Leaf) (OTC: FRLF) Announces Distribution Agreement with Imperial Distributors

Partnership adds over four thousand potential points of sale to Company’s national footprint

Dallas, Texas– (February 11, 2020) – GL Brands (OTC: FRLF) (the “Company”), a global hemp consumer packaged goods company and house of brands, announced it has entered into a new U.S. distribution relationship with Imperial Distributors, a leader in distribution and merchandising of supermarket non-food goods. Imperial Distributors will distribute the Green Lotus™ brand to key U.S. markets to broaden the reach of the Company’s topicals, tinctures and soft gel product lines.

Green Lotus™ combines farm-to-bottle purity with cGMP-processed formulas to deliver hemp products of unparalleled quality and safety. The brands growth has been catapulted in part by its focus on building brand equity, its proprietary formulas, and agile vertically integrated supply chain.

Imperial Distributors serves over 4,200 mid to large-scale supermarkets, including independent and family owned retail locations, as well as major brands like Whole Foods, Stop & Shop and Price Chopper across the Northeast, Mid-West, Mid-Atlantic and Southern regions of the United States. Imperial’s distribution should add over four thousand potential new points of sale for Green Lotus™.

“We reached record revenue growth last fiscal quarter as a result of the full integration of our Green Lotus brand portfolio, and we are excited to carry our momentum forward into 2020 as we rapidly expand the global footprint of our hemp and CBD products,” said Carlos Frias, Founder and CEO of GL Brands. “Imperial’s robust distribution network should add thousands of new points of sale for our products and will ultimately connect us to additional discerning consumers looking for hemp products.”

“We are pleased to help bring long-term value to our brand partners by connecting them with key retailers to increase their industry market share. We look forward to working with GL Brands as their flagship Green Lotus brand of high-quality hemp products continues to generate high demand from major U.S. retailers,” said Naomi Sleeper, Vice President of Continuous Improvement and Strategic Initiatives at Imperial Distributors.

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Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe GL Brand’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of GL Brand’s products and services, changes in relationships with third parties, and other factors described in GL Brand’s most recent periodic filings with the Securities and Exchange Commission.

These risks and uncertainties include, without limitation, changes in general industry or regional market conditions; changes in consumer and customer preferences for our products; loss of business from increased competition; changes in strategic relationships; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; changes in regulatory conditions; changes in tax laws; import and export duty and tariff rates in or with the countries with which we conduct business; and negative impact of any governmental investigations and associated litigations.

The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is not obligated to revise or update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

About GL Brands Inc.:

GL Brands is a global hemp consumer packaged goods company that creates authentic, enduring and culturally relevant brands engaged in the development and sale of cannabis-derived wellness products. Through its premier brands Green Lotus™ and IrieCBD, GL Brands delivers a full portfolio of hemp and hemp-derived CBD products, including tinctures, softgels, gummies, capsules, sparkling beverages, vapes, flower pre rolls, and topical segments to promote greater wellness and balance, in the U.S. and throughout the world. For more information, please visit https://www.glbrands.com.

About Green Lotus™”

Green Lotus™ is a premium hemp products brand that provides responsibly produced, natural cannabinoid-rich products to consumers and businesses. The brand is veteran-led and powered by a diverse team dedicated to promoting a world where the restorative power of hemp is accessible to all people. For more information, please visit https://greenlotushemp.com.

About Imperial Distributors:

Imperial Distributors is a total non-foods solution for the merchandising and distribution of supermarket non-foods since 1939. https://www.imperialdist.com/

Media Contacts:

Anthony Feldman / Nick Opich
KCSA Strategic Communications
(347) 487-6194 / (212) 896-1206
afeldman@kcsa.com / nopich@kcsa.com

Investor Contacts:

Phil Carlson / Erika Kay
KCSA Strategic Communications
Phone: (212) 896-1233
Email: pcarlson@kcsa.com / ekay@kcsa.com

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